Exhibit 99.1

FOR IMMEDIATE RELEASE

April 9, 2026

BayCom Corp Announces Executive Leadership Transition

and Next-Phase Growth Strategy

Walnut Creek, CA, April 9, 2026 — (Business Wire) BayCom Corp (“BayCom” or the “Company”) (NASDAQ: BCML), the holding company for United Business Bank (the “Bank” or “UBB”), today announced that its Board of Directors (the “Board”) has approved a leadership transition and appointed three new executives to execute the Company’s next phase of growth. The incoming team brings proven experience at larger, more complex institutions and takes the helm of a sound and profitable community banking platform.

The Board concluded that the next phase of growth requires a specific set of capabilities — proven experience building a balance sheet, navigating capital markets, and executing larger, more transformational transactions.

Strategic Rationale

The Company has reached a strategic inflection point. Since its founding, growth has been predominantly acquisition-driven, with ten successful mergers completed over approximately 22 years. The acquisition pipeline has been quiet for the past four years, a reflection of a turbulent period in the market and the Board’s disciplined unwillingness to pursue transactions that did not meet its standards on price, quality, and strategic fit. That discipline has preserved a clean balance sheet and strong credit quality.

The Board’s assessment is that this discipline, while appropriate, has contributed to an organic growth gap and a trading multiple that does not yet fully reflect the Company’s underlying value. Addressing both will put the Company in a position to return to a more active acquisition posture focused on larger, more transformational combinations, which is precisely what the incoming leadership team has demonstrated it can deliver.

Lloyd W. Kendall, Jr., Founding Director and Chairman of the Board, stated, “The vision for this Company has not changed. The focus has always been on building a premier Western Regional Bank with real scale and presence across the key growth markets of the Western U.S. What changed is the Board’s assessment of the tactics and the team needed to get us there.”

George J. Guarini, Founder and outgoing CEO, stated, “It has been my pleasure over the past 22 years to work with a tremendously talented group of people. Together we created a strong financial institution with sound credit quality and an excellent deposit franchise. I know I speak for Janet and Keary as well when I say, we are looking forward to seeing where this new management team will take the Bank we started in 2004.”

Incoming Executive Leadership

The Board has appointed, effective April 13, 2026, three new executives whose experience at larger, more complex institutions is directly suited to the strategy ahead. Critically, the incoming team has worked together previously and arrives with a shared operating playbook, established relationships, and a clear growth agenda.

“United Business Bank has built a strong foundation for future growth — a clean balance sheet, a strong deposit franchise, and a credit culture built on discipline. Our job now is to pair that foundation with a targeted growth model, a high-performance culture, and relentless execution. The model gathers the clients. Culture drives the standard. Execution produces the earnings. We intend to deliver all three,” stated William J. Black, Jr., incoming Executive Vice Chairman.

“We are taking the helm of a profitable, well-run institution with a strong foundation and a compelling market opportunity. Our focus is on building a growth engine, improving our trading multiple, and then executing on the larger, more transformational combinations that will complete the Western Region footprint. We’re ready to get to work,” stated Christopher F. Baron, incoming Chief Executive Officer.

William J. Black, Jr., Executive Vice Chairman

The Board has appointed William J. Black, Jr. as Executive Vice Chairman of the Company and the Bank. Mr. Black brings over 25 years of experience driving strategy, capital allocation, and transformational change across public and private financial institutions. Most recently, he served as Executive Vice President of Strategy and Corporate Development at PacWest Bancorp and Banc of California, where he advised the Board on M&A, capital markets, and strategic alternatives while reporting directly to the Chief Executive Officer. Mr. Black played a central role in stabilizing PacWest during the 2023 banking disruption — securing $1.4 billion in emergency liquidity in six days and directing the sale of $7 billion in assets. He also led multiple strategic acquisitions across his tenure, including scaling Civic Financial from $100 million to over $300 million in monthly originations, integrating a $4+ billion deposit platform, and serving as a principal in PacWest's sale to Banc of California. Prior to his operating career, Mr. Black was Founder and Managing Partner of Consector Capital, a long/short financial services investment firm that generated significant returns, materially outperforming the S&P 500 and S&P Financial Index over its life. He holds a B.A. in Economics from The Johns Hopkins University.

Mr. Black also joins the Company Board and the board of directors of the Bank effective April 13, 2026.

Christopher F. Baron, Chief Executive Officer

The Board has appointed Christopher F. Baron as President and Chief Executive Officer of the Company and the Bank. Mr. Baron brings over 25 years of experience as a senior commercial banking executive with deep experience leading large-scale banking organizations and building high-performing teams across major U.S. markets. Most recently, he served as President of Commercial and Community Banking at Banc of California, where he oversaw the branch network and commercial and middle market banking platforms across southern and central California and Colorado, representing a multi-billion-dollar deposit and loan franchise and a large team of banking professionals.

Prior to that, Mr. Baron joined Pacific Western Bank in 2017, where he launched the tax-exempt lending platform and materially expanded that bank’s affordable housing finance capabilities, and subsequently served as President of the Los Angeles Region. Earlier in his career, he led public finance and institutional banking businesses at MUFG Union Bank and U.S. Bank, managing complex client relationships and regulated balance sheets. He holds a B.A. in Economics from UCLA.

Mr. Baron also joins the Company Board and the board of directors of the Bank effective April 13, 2026.

Kevin L. Thompson, Chief Financial Officer

The Board has appointed Kevin L. Thompson as Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Thompson has over 25 years of experience as a senior financial executive, having served as CFO across multiple public banking institutions and fintech companies. Most recently, he served as CFO and Treasurer of Heartland Financial USA until its acquisition by UMB Financial in 2025, and prior to that was recruited as CFO of PacWest Bancorp during the 2023 banking crisis, where he restructured the balance sheet, sold $7 billion in non-core loan portfolios, and designed and executed the reverse merger with Banc of California. He has also served as CFO at First Foundation Bank, Opus Bank, and American Express Centurion Bank. Mr. Thompson has a track record of modernizing financial infrastructure, leading technology-enabled transformation, and executing M&A, capital raising, and large-scale financial transformation initiatives. He has served on multiple bank boards, including as Chair of the Audit and Risk Committee. He holds an MBA in Finance and a B.S. in International Relations from Brigham Young University and is a Certified Public Accountant.

Growth Strategy and Market Opportunity

Drawing on a proven track record, the incoming leadership team will pursue a three-part strategy:

•	Build a disciplined, relationship-driven growth engine that generates consistent loan and deposit growth, expanding the Company’s balance sheet and market presence across the Western Region.
•	Convert balance sheet growth into improved earnings per share and returns on equity, propelling the franchise’s standalone earnings power and improving the Company’s trading multiple.
•

With a demonstrated track record of organic growth and earnings improvement, pursue larger and more transformational combinations across the Western Region that accelerate the build-out of a premier Western Regional Bank.

The Board sees compelling near-term opportunity across select Western U.S. markets, where recent industry consolidation has created meaningful customer and talent displacement and where the Company’s existing relationships and capabilities provide a strong competitive foundation.

Board Reconstitution

In connection with the management transition, George J. Guarini, Janet L. King and Keary L. Colwell have each tendered their resignations from the Board of Directors of the Company, effective April 10, 2026. The Company’s Board has approved the appointments of Mr. Baron and Mr. Black as members of the Board, each effective as of April 13, 2026. Lloyd W. Kendall, Jr. will continue to serve as Chair and William J. Black, Jr. will serve as Executive Vice Chair.

Notwithstanding his resignation from the Company's Board, Mr. Guarini will continue to serve as a member of the Board of Directors of the Bank. As a co-founder of the Bank, Mr. Guarini brings deep institutional knowledge of the Bank's history, credit culture, regulatory relationships, and key customer and community relationships that the Bank’s Board has determined to be important to continuity of oversight during the management transition.

Recognizing the Current and Outgoing Leadership Team

The three outgoing executives, George J. Guarini, President and CEO, Janet L. King, Sr. Executive Vice President and COO, and Keary L. Colwell, Sr. Executive Vice President and CFO, were founders of the Company and have each served for approximately 22 years. Under their leadership, the Company completed ten strategic mergers, built a consistently profitable and well-capitalized platform, and maintained strong credit quality throughout — each of whom also served as a member of the Board of Directors. They leave behind a clean balance sheet, a history of disciplined capital management, and an earnings base that positions the incoming team to execute a more ambitious growth agenda.

Lloyd W. Kendall, Jr., Board Chair, stated, “George, Janet and Keary built the Company into the institution it is today. The Board is proud of what was accomplished over two plus decades of committed leadership.”

Chair Kendall continued, “We also want to recognize the three executives who are continuing with the Company, Terry Curley, Executive Vice President, Director of Labor Services and Chief Credit Officer, Felix Miranda, Executive Vice President and Chief Lending Officer, and Izabella Mitchell, Executive Vice President and Chief Risk Officer. These executives have been and will continue to be instrumental to what makes this Bank successful. We are fortunate to have their continued support.”

Transition and Continuity

The outgoing executives’ employment agreements require the Company to provide 90 days’ written notice prior to termination. During this contractually mandated notice period, the outgoing executives remain employees of the Company, but not executives. The Board is engaging the incoming executives during this same window so that the two teams work in tandem — enabling a hands-on, real-time transfer of operational responsibilities, client and counterparty relationships, and institutional knowledge before the outgoing executives’ employment concludes.

The Company does not anticipate any disruption to client service or day-to-day operations during this period. The Board is committed to ensuring this transition is as orderly and constructive as the outgoing executives’ long tenure deserves, and as the Company’s shareholders, clients, and employees require.

Compensation and Governance

In connection with the transition, the outgoing executives will receive payments and benefits in accordance the involuntary termination provision of their existing employment agreements. These arrangements were not modified in anticipation of or in connection with this transition and reflect no discretionary enhancements or incremental awards.

The Board reviewed these obligations in the context of its fiduciary responsibilities and determined that honoring them fully is in the long-term interests of shareholders. The separation payments will be treated as a one-time, non-recurring item in the period recognized. Such arrangements are common among peer institutions and are commensurate with the tenure and long-term performance of the individuals involved.

The specific terms of the compensation arrangements are set forth in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this announcement.

Additional Information

The Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) in connection with this announcement, including as exhibits the employment agreements and/or change in control agreements for the newly appointed officers. Copies of these documents are available on the SEC’s website at www.sec.gov and on the Company’s investor relations website at www.unitedbusinessbank.com

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full range of loans, including SBA, CalCAP, FSA and USDA guaranteed loans, and deposit products and services to businesses and their affiliates in California, Washington, New Mexico, Colorado and Nevada. The Bank is an Equal Housing Lender and a member of FDIC. The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol “BCML”. For more information, go to www.unitedbusinessbank.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's strategic plans, management transition, and expected benefits thereof. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, without limitation, the Company's ability to successfully execute its management transition, retain key employees and clients, and achieve its strategic objectives. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances that arise after the date of this release, except as required by law.

CONTACT:
BayCom Corp
Keary Colwell, 925-476-1800

kcolwell@ubb-us.com
Source: BayCom Corp